Exhibit 99.1

JOINT FILERS’ NAMES AND ADDRESSES

Financial Investments Corporation

50 E. Washington Street, Suite 400

Chicago, Illinois 60602

Concentric Equity Partners II, L.P. - Liberty Series

50 E. Washington Street, Suite 400

Chicago, Illinois 60602